Exhibit 10.2

SECOND AMENDING AGREEMENT

THIS AMENDING AGREEMENT dated as of the 8th day of March 2022.

BETWEEN:

TERRASCEND CORP., a corporation existing under the laws of the Province of Ontario (the “Purchaser”)

AND:

GAGE GROWTH CORP., a corporation existing under the laws of Canada (the “Company”)

(collectively referred to as the “Parties”, and each individually as a “Party”)

WHEREAS:

A.	The Parties entered into an arrangement agreement dated August 31, 2021 (the “Arrangement Agreement”) pursuant to which, among other things, the Purchaser has agreed to acquire all of the issued and outstanding Company Shares (and the Company Exchangeable Shares) in exchange for Purchaser Shares on the terms set forth in the Arrangement Agreement pursuant to an arrangement under the provisions of the Canada Business Corporations Act;

B.	The Parties entered into an amending agreement dated October 4, 2021 (the “First Amending Agreement”) pursuant to which the Parties made amendments to the Plan of Arrangement to (i) correct certain administrative errors relating to: (A) the number of Company Exchangeable Shares outstanding on the date of the Arrangement Agreement, and (B) the exchange ratio set forth in Section 3.1.1(c) of the Plan of Arrangement; and (ii) provide that Mergerco (as defined in the Plan of Arrangement) shall file an election to cease to be a public corporation under the Tax Act;

C.	The Parties wish to enter into this second amending agreement (“Second Amending Agreement”) to reflect updated conditions precedent pursuant to Article 6 of the Arrangement Agreement and certain other administrative matters as hereinafter set forth. All capitalized terms used herein but not defined herein shall have their respective meanings set forth in the Arrangement Agreement.

NOW THEREFORE in consideration of the premises and the mutual agreements and covenants herein contained and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged), the Parties hereto hereby covenant and agree as follows:

1.            Section 6.2(1)(g) which currently reads as follows:

Services Agreements. Any services agreements to be entered into with the Licensed Operators shall have been amended or entered into to the satisfaction of the Purchaser with effect as of the Effective Time, acting reasonably, in accordance or in connection with the MIPA.

is hereby deleted in its entirety.

2.            Section 6.2(1)(h) which currently reads as follows:

Completion of the MIPA. The closing conditions for a First Closing (as defined in the MIPA) as set out in the MIPA has been achieved to the satisfaction of the Purchaser.

is hereby deleted in its entirety and replaced with:

Conditional Approvals. The Parties have submitted relevant amendment applications and the Michigan Marijuana Regulatory Agency has granted conditional approval for WDB Holding MI, Inc. to acquire the ownership of AEY Holdings, LLC, Thrive Enterprises LLC, and RKD Ventures, LLC.

3.	The reference to Section 6.2(1)(h) [Completion of the MIPA] is hereby deleted in its entirety from Section 7.2(1)(d)(iv).

4.	This Second Amending Agreement shall ensure to the benefit of and be binding upon the Parties and their respective successors and assigns.

5.	This Second Amending Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all of which together shall constitute but one and the same instrument. Delivery of an executed signature page to this Second Amending Agreement by any Party by electronic transmission will be as effective as delivery of a manually executed copy of this Second Amending Agreement by such party.

6.	This Second Amending Agreement is supplementary to the Arrangement Agreement and is to be read with and construed in accordance with the Arrangement Agreement as if this Second Amending Agreement and the Arrangement Agreement constitute one agreement.

7.	Other than as provided in this Second Amending Agreement, all other terms and conditions of the Arrangement Agreement, as amended, shall remain in full force and effect, unamended, and the Parties hereto hereby ratify and confirm the same.

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IN WITNESS WHEREOF the Parties hereto have duly executed this agreement as of the day and year first above written.

TERRASCEND CORP.

Per:	/s/ Keith Stauffer
Keith Stauffer
Chief Financial Officer

GAGE GROWTH CORP.

Per:	/s/ Fabian Monaco
Fabian Monaco
Chief Executive Officer

[Signature Page to the Amending Agreement]